Exhibit (e)(37) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

EXHIBIT DDDD

to the

Distributor’s Contract

FEDERATED EQUITY FUNDS

Federated Absolute Return Fund

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated InterContinental Fund

Federated International Strategic Value Dividend Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid-Cap Growth Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Class T Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated June 1, 1995, between Federated Equity Funds (“The Trust”) and Federated Securities Corp. (“FSC”) with respect to the Class T Shares of the Federated Absolute Return Fund, Federated Clover Small Value Fund, Federated Clover Value Fund, Federated InterContinental Fund, Federated International Strategic Value Dividend Fund, Federated Kaufmann Fund, Federated Kaufmann Large Cap Fund, Federated Kaufmann Small Cap Fund, Federated MDT Mid-Cap Growth Fund, Federated Prudent Bear Fund, and the Federated Strategic Value Dividend Fund set forth in this Exhibit.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated June 1, 1995, between the Trust and FSC, the Trust executes and delivers this Exhibit with respect to the Class T Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of March, 2017.

FEDERATED EQUITY FUNDS

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Paul A. Uhlman_______

Name: Paul A. Uhlman

Title: President